Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408

AngioDynamics Reports Fiscal 2020 Fourth Quarter and Full-Year Financial Results
Fiscal 2020 Fourth Quarter Highlights
•	Net sales of $58.3 million decreased 18.1% compared to the prior-year quarter
•	Gross margin declined 630 basis points year over year to 51.8%
•	GAAP loss per share of $4.10, inclusive of approximately $4.14 of goodwill impairment; adjusted loss per share of $0.06
•
Cash and cash equivalents on May 31, 2020 were $54.4 million, compared to $52.2 million at the end of the third quarter when accounting for $27.2 million in cash and equivalents on hand at February 29, 2020, plus the subsequent $25.0 million draw on the Company’s revolver

Full-Year 2020 Highlights
•	Net sales of $264.2 million decreased 2.4% year over year
•	Gross margin declined 70 basis points year over year to 56.9%
•	GAAP loss per share of $4.37, inclusive of approximately $4.15 of goodwill impairment; adjusted earnings per share of $0.09
•	Cash used in operations of $14.5 million which includes investment in key technology platforms and ramp up of Auryon supply chain and commercial efforts

Latham, New York, July 16, 2020 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced financial results for the fourth quarter of fiscal year 2020, which ended May 31, 2020.

“Our fourth quarter sales were impacted by the deferral of elective procedures associated with COVID-19, and we adjusted accordingly throughout the quarter to minimize the impact of the global pandemic on our business,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “Despite these temporary challenges, the underlying long-term fundamentals of our business remain intact, and we intend to continue investing strategically in our key growth platforms like Auryon, NanoKnife, and AngioVac. The steps that we took to manage the business through the end of the year will enable us to resume growth and improve our profitability as the environment eventually normalizes. While much of our near-term attention has been on managing through the impacts of COVID-19, we remain focused on our long-term strategy and the transformation of AngioDynamics into a Company with differentiated technology platforms that compete in larger, higher-growth addressable markets.”

Fourth Quarter 2020 Financial Results

Net sales for the fourth quarter of fiscal 2020 were $58.3 million, a decrease of 18.1% compared to the prior-year quarter. Excluding the impact of Asclera sales, which were discontinued during fiscal year 2019, net sales decreased 16.8% year over year. Net sales were impacted across the board by the disruption to procedure volumes resulting from the COVID-19 global pandemic. Foreign currency translation did not have a significant impact on the Company’s sales in the quarter.

•         Oncology net sales were $12.5 million, a decrease of 18.0% from $15.3 million a year ago, with growth in NanoKnife capital sales more than offset by declines across the rest of the Oncology portfolio.

•         Vascular Interventions and Therapies (“VIT”) net sales were $22.1 million, a decrease of 28.8%, compared to $31.0 million a year ago. Excluding last year’s Asclera sales of $1.1 million in the fourth quarter, VIT declined 26.2%.

•         Vascular Access net sales were $23.7 million, a decrease of 4.6% from $24.9 million a year ago.

Excluding Asclera, U.S. net sales in the fourth quarter of fiscal 2020 were $44.6 million, a decrease of 18.4% from $54.7 million a year ago, and International net sales were $13.7 million, a decrease of 10.9% from $15.4 million a year ago.

Gross margin for the fourth quarter of fiscal 2020 was 51.8%, a decline of 630 basis points compared to the fourth quarter of fiscal 2019. The gross margin decline was primarily attributable to under absorption in manufacturing operations, as the Company maintained staffing levels and continued producing product in the plant to provide flexibility during the severe uncertainty brought about by the COVID-19 global pandemic during the fourth quarter. The Company expects this under absorption to continue through the first half of fiscal 2021 as it continues to assess the shape and timing of the COVID-19 recovery. In addition, gross margin during the fourth quarter was negatively impacted by 160 basis points due to a write off of raw materials and existing dosimetry inventory associated with OARtrac that was purchased pursuant to the Company’s acquisition of RadiaDyne. These inventory items were deemed unmarketable absent subsequent design and development activities. This inventory write down has been excluded from the Company’s adjusted earnings per share and adjusted EBITDA.

The Company recorded a net loss from continuing operations of $156.1 million, or loss per share of $4.10, in the fourth quarter of fiscal 2020. This compares to net income from continuing operations of approximately $2.8 million, or earnings per share of $0.07, a year ago. Net income from continuing operations and GAAP earnings per share were negatively impacted by a goodwill impairment described in more detail below. Excluding this impairment, net income from operations and earnings per share in the fourth quarter of fiscal 2020 would have been $1.5 million and $0.04, respectively.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the fourth quarter of fiscal 2020 was $2.1 million, or a loss of $0.06 per share, compared to adjusted net income of $2.8 million, or earnings per share of $0.07, in the fourth quarter of fiscal 2019.

Adjusted EBITDA in the fourth quarter of fiscal 2020, excluding the items shown in the reconciliation table below, was $0.6 million, compared to $8.5 million in the fourth quarter of fiscal 2019.

In the fourth quarter of fiscal 2020, the Company generated $3.9 million in operating cash and had capital expenditures of $1.5 million. As of May 31, 2020, the Company had $54.4 million in cash and cash equivalents compared to $52.2 million in cash and cash equivalents at the end of the third quarter. This ending balance accounts for $27.2 million in cash and equivalents on February 29, 2020 plus the subsequent $25.0 million draw on the Company’s revolver. As of May 31, 2020, the Company had $40.0 million in debt outstanding, compared to $15.0 million in debt outstanding on February 29, 2020. Management remains focused on cash preservation amid the current environment.

Full-Year 2020 Financial Results

For the twelve months ended May 31, 2020:

•
Net sales were $264.2 million, a decrease of 2.4%, compared to $270.6 million for the same period a year ago. Excluding the impact of Asclera, sales of which were discontinued during fiscal year 2019, net sales were flat year over year.

•
The Company's net loss from continuing operations was $165.8 million, or a loss of $4.37 per share, compared to a net loss from continuing operations of $11.1 million, or a loss per share of $0.30 per share, a year ago. Net loss from continuing operations and GAAP loss per share were negatively impacted by the goodwill impairment described in more detail below. In addition to the goodwill impairment, the net loss is largely attributable to the decline in the volume of elective surgeries as well as ongoing investment in key technology platforms such as Auryon, NanoKnife, and AngioVac. Excluding this impairment, net loss from operations and loss per share in fiscal 2020 would have been $8.2 million and $0.22, respectively.

•
Gross margin declined 70 basis points to 56.9% from 57.6% a year ago. In addition, gross margin during fiscal year 2020 was negatively impacted by 40 basis points due to the write off of raw materials described above.

•
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income was $3.5 million, or $0.09 per share, compared to adjusted net income of $8.2 million, or $0.22 per share, a year ago.

•	Adjusted EBITDA, excluding the items shown in the reconciliation table below, was $18.0 million, compared to $30.6 million for the same period a year ago.

Goodwill Impairment

As noted above, the Company recorded a goodwill impairment for the quarter and fiscal year ended May 31, 2020.  At May 31, 2020, the Company identified a triggering event resulting from the Company’s market capitalization being below its book value of equity for a sustained period of time.  Following the triggering event at May 31, 2020, the Company determined its fair value using a combination of the income approach and market approach.  This valuation assessment indicated that the Company’s book value exceeded its fair value, resulting in an impairment of goodwill of $157.6 million.  The continuing uncertainty created by the COVID-19 global pandemic and associated lower procedural volumes negatively impacted the Company’s fair value.

Fiscal Year 2021 Financial Guidance

The Company saw signs of a recovery throughout the fourth quarter of fiscal 2020; however, given the current trajectory of COVID-19 cases and the uncertainty surrounding the magnitude and duration of the continuing impacts of the pandemic, management will not be providing financial guidance for fiscal 2021 at this point in time.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its fiscal 2020 fourth quarter and full-year results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international) and refer to the passcode 13705722.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Thursday, July 16, 2020, until 11:59 p.m. ET on Thursday, July 23, 2020. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13705722.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDA, adjusted net income before goodwill impairment, adjusted earnings per share before goodwill impairment, adjusted net income, adjusted earnings per share, free cash flow and net sales excluding Asclera. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2019 and its Quarterly Report on Form 10-Q for the period ended February 29, 2020. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union, and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)	(audited)

Net sales	$58,332	$71,182	$264,157	$270,634
Cost of sales (exclusive of intangible amortization)	28,120	29,851	113,885	114,634
Gross profit	30,212	41,331	150,272	156,000
% of net sales	51.8%	58.1%	56.9%	57.6%

Operating expenses
Research and development	7,232	6,892	29,682	28,258
Sales and marketing	18,207	20,775	78,634	76,829
General and administrative	8,221	8,488	37,872	34,902
Amortization of intangibles	4,704	4,457	18,121	17,056
Goodwill impairment	157,578	—	157,578	—
Change in fair value of contingent consideration	(11,647)	(7,641)	(11,531)	(6,776)
Acquisition, restructuring and other items, net	1,528	5,427	6,014	15,127
Total operating expenses	185,823	38,398	316,370	165,396
Operating income (loss)	(155,611)	2,933	(166,098)	(9,396)
Interest expense, net	(235)	(1,410)	(907)	(5,099)
Other expense, net	(63)	(135)	(130)	(207)
Total other expense, net	(298)	(1,545)	(1,037)	(5,306)
Income (loss) from continuing operations before income tax benefit	(155,909)	1,388	(167,135)	(14,702)
Income tax expense (benefit)	158	(1,365)	(1,348)	(3,556)
Net income (loss) from continuing operations	(156,067)	2,753	(165,787)	(11,146)
Income from discontinued operations, net of income tax	—	56,120	—	72,486
Net income (loss)	$(156,067)	$58,873	$(165,787)	$61,340

Income (loss) per share - continuing operations
Basic	$(4.10)	$0.07	$(4.37)	$(0.30)
Diluted	$(4.10)	$0.07	$(4.37)	$(0.30)
Income per share - discontinued operations
Basic	$—	$1.50	$—	$1.93
Diluted	$—	$1.50	$—	$1.93
Income (loss) per share
Basic	$(4.10)	$1.57	$(4.37)	$1.64
Diluted	$(4.10)	$1.57	$(4.37)	$1.64

Weighted average shares outstanding
Basic	38,072	37,485	37,961	37,485
Diluted	38,072	37,485	37,961	37,485

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to non-GAAP Adjusted Net Income (Loss) Before Goodwill Impairment*:

	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)

Net income (loss) from continuing operations	$(156,067)	$2,753	$(165,787)	$(11,146)
Goodwill impairment	157,578	—	157,578	—
Net income (loss) adjusted for goodwill impairment*	$1,511	$2,753	$(8,209)	$(11,146)

Reconciliation of Diluted Income (Loss) Per Share to non-GAAP Adjusted Diluted Earnings Per Share Before Goodwill Impairment*:

	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)

Diluted earnings (loss) per share from continuing operations	$(4.10)	$0.07	$(4.37)	$(0.30)
Goodwill impairment	4.14	—	4.15	—
Diluted earnings (loss) per share adjusted for goodwill impairment*	$0.04	$0.07	$(0.22)	$(0.30)

Adjusted diluted sharecount	38,072	38,285	38,105	38,147

*This does not include the Company's customary adjustments included on the next page.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to non-GAAP Adjusted Net Income (Loss):

	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)

Net income (loss) from continuing operations	$(156,067)	$2,753	$(165,787)	$(11,146)

Amortization of intangibles	4,704	4,457	18,121	17,056
Goodwill impairment	157,578	—	157,578	—
Change in fair value of contingent consideration	(11,647)	(7,641)	(11,531)	(6,776)
Dosimetry inventory write-off (1)	958	—	958	—
Acquisition, restructuring and other items, net (2)	1,528	5,427	6,014	15,127
Write-off of deferred financing fees (3)	—	—	593	—
Tax effect of non-GAAP items (4)	799	(2,200)	(2,406)	(6,018)
Adjusted net income (loss)	$(2,147)	$2,796	$3,540	$8,243

Reconciliation of Diluted Income (Loss) Per Share to non-GAAP Adjusted Diluted Earnings (Loss) Per Share:

	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)

Diluted earnings (loss) per share from continuing operations	$(4.10)	$0.07	$(4.37)	$(0.30)

Amortization of intangibles	0.12	0.12	0.48	0.45
Goodwill impairment	4.14	—	4.14	—
Change in fair value of contingent consideration	(0.31)	(0.20)	(0.30)	(0.18)
Dosimetry inventory write-off (1)	0.03	—	0.03	—
Acquisition, restructuring and other items, net (2)	0.04	0.14	0.16	0.40
Write-off of deferred financing fees (3)	—	—	0.02	—
Tax effect of non-GAAP items (4)	0.02	(0.06)	(0.07)	(0.15)
Adjusted diluted earnings (loss) per share	$(0.06)	$0.07	$0.09	$0.22

Adjusted diluted sharecount	38,072	38,285	38,105	38,147

(1)  Write-off of raw materials and existing dosimetry inventory associated with OARtrac that was purchased pursuant to the Company’s acquisition of RadiaDyne.  These inventory items were deemed unmarketable absent subsequent design and development activities.

(2) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(3) Deferred financing fees related to the old credit agreement were written off during the first quarter of fiscal year 2020.
(4)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for May 31, 2020 and May 31, 2019.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)

Net income (loss) from continuing operations	$(156,067)	$2,753	$(165,787)	$(11,146)

Income tax expense (benefit)	158	(1,365)	(1,348)	(3,556)
Interest expense, net	235	1,410	907	5,099
Depreciation and amortization	6,216	5,830	23,650	22,597
Goodwill impairment	157,578	—	157,578	—
Change in fair value of contingent consideration	(11,647)	(7,641)	(11,531)	(6,776)
Stock based compensation	1,594	2,122	7,592	9,218
Dosimetry inventory write-off (1)	958	—	958	—
Acquisition, restructuring and other items, net (2)	1,528	5,427	6,014	15,127
Adjusted EBITDA	$553	$8,536	$18,033	$30,563

Per diluted share:
Adjusted EBITDA	$0.01	$0.22	$0.47	$0.80

(1)  Write-off of raw materials and existing dosimetry inventory associated with OARtrac that was purchased pursuant to the Company’s acquisition of RadiaDyne.  These inventory items were deemed unmarketable absent subsequent design and development activities.

(2) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three months ended					Twelve months ended
	May 31, 2020	May 31, 2019	% Growth	Currency Impact	Constant Currency Growth	May 31, 2020	May 31, 2019	% Growth	Currency Impact	Constant Currency Growth
	(unaudited)					(unaudited)
Net Sales by Product Category
Vascular Interventions & Therapies	$22,090	$31,030	(28.8)%			$112,706	$119,901	(6.0)%
Vascular Access	23,714	24,869	(4.6)%			94,299	94,730	(0.5)%
Oncology	12,528	15,283	(18.0)%			57,152	56,003	2.1%
	$58,332	$71,182	(18.1)%	0.0%	(17.8)%	$264,157	$270,634	(2.4)%	0.0%	(2.2)%
	—	—

Net Sales by Geography
United States	$44,599	$55,761	(20.0)%	0.0%	(20.0)%	$207,980	$216,957	(4.1)%	0.0%	(4.1)%
International	13,733	15,421	(10.9)%	1.0%	(10.0)%	56,177	53,677	4.7%	1.0%	5.5%
	$58,332	$71,182	(18.1)%	0.0%	(17.8)%	$264,157	$270,634	(2.4)%	0.0%	(2.2)%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31, 2020	May 31, 2019
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$54,435	$227,641
Accounts receivable, net	31,263	43,577
Inventories	59,905	40,071
Prepaid expenses and other	7,310	4,003
Total current assets	152,913	315,292
Property, plant and equipment, net	28,312	24,258
Other assets	15,636	3,835
Intangible assets, net	197,136	145,387
Goodwill	201,515	347,666
Total assets	$595,512	$836,438
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$19,096	$22,829
Accrued liabilities	29,469	38,338
Current portion of long-term debt	—	7,500
Current portion of contingent consideration	836	4,635
Other current liabilities	2,133	—
Total current liabilities	51,534	73,302
Long-term debt, net of current portion	40,000	124,407
Contingent consideration, net of current portion	14,811	8,851
Deferred income taxes	24,057	14,542
Other long-term liabilities	9,238	521
Total liabilities	139,640	221,623
Stockholders' equity	455,872	614,815
Total Liabilities and Stockholders' Equity	$595,512	$836,438

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)	(audited)
Cash flows from operating activities:
Net income (loss)	$(156,067)	$58,873	$(165,787)	$61,340
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,255	6,722	23,805	25,880
Non-cash lease expense	503	—	2,070	—
Goodwill impairment	157,578	—	157,578	—
Gain on disposition	—	(46,592)	—	(46,592)
Transaction costs for disposition	—	(4,030)	—	(4,030)
Stock based compensation	1,594	2,130	7,592	9,249
Change in fair value of contingent consideration	(11,647)	(7,641)	(11,531)	(6,776)
Deferred income taxes	38	(3,288)	(1,568)	(2,655)
Change in accounts receivable allowances	243	(103)	429	(202)
Fixed and intangible asset impairments and disposals	333	1,806	728	2,495
Write-off of other assets	—	—	593	—
Other	16	—	86	(5)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	4,084	676	11,918	(3,177)
Inventories	(4,809)	1,274	(18,845)	(1,428)
Prepaid expenses and other	2,925	(363)	(6,453)	(1,871)
Accounts payable, accrued and other liabilities	2,834	15,548	(15,169)	5,212
Net cash provided by (used in) operating activities	3,880	25,012	(14,554)	37,440
Cash flows from investing activities:
Additions to property, plant and equipment	(1,479)	(815)	(7,235)	(3,118)
Acquisition of intangibles	—	—	(350)	—
Cash paid in acquisition	—	—	(55,760)	(84,920)
Proceeds from disposition of discontinued operations	—	169,242	—	169,242
Proceeds from sale of marketable securities	—	—	—	1,350
Net cash provided by (used in) investing activities	(1,479)	168,427	(63,345)	82,554
Cash flows from financing activities:
Proceeds from borrowing on revolving credit facility	25,000	—	40,000	55,000
Repayment of long-term debt	—	(1,250)	(132,500)	(15,000)
Deferred financing costs on long-term debt	—	—	(775)	—
Payment of acquisition related contingent consideration	—	(6,000)	(1,208)	(8,100)
Proceeds (outlays) from exercise of stock options and employee stock purchase plan	(53)	8	(759)	2,031
Net cash provided by (used in) financing activities	24,947	(7,242)	(95,242)	33,931
Effect of exchange rate changes on cash and cash equivalents	(73)	(260)	(65)	(380)
Increase (decrease) in cash and cash equivalents	27,275	185,937	(173,206)	153,545
Cash and cash equivalents at beginning of period	27,160	41,704	227,641	74,096
Cash and cash equivalents at end of period	$54,435	$227,641	$54,435	$227,641

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:
	Three months ended		Twelve months ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
	(unaudited)		(unaudited)

Net cash (used in) provided by operating activities	$3,880	$25,012	$(14,554)	$37,440
Additions to property, plant and equipment	(1,479)	(815)	(7,235)	(3,118)
Free Cash Flow	$2,401	$24,197	$(21,789)	$34,322